Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Forest Oil Corporation 1999 Employee Stock Purchase Plan of our reports dated February 26, 2009, with respect to the consolidated financial statements of Forest Oil Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado

June 17, 2009